UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 25, 2019

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5960 Berkshire Ln., Suite 900 Dallas, Texas	75225
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On November 25, 2019, Eagle Materials Inc. (the “Company”) and Kosmos Cement Company (the “Seller”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which the Company will acquire (the “Acquisition”) (i) a cement plant located in Louisville, Kentucky, (ii) a limestone quarry located in Battletown, Kentucky, (iii) cement distribution terminals located in Indianapolis, Indiana; Cincinnati, Ohio; Pittsburgh, Pennsylvania; Charleston, West Virginia; Ceredo, West Virginia; Mt. Vernon, Indiana and Lexington, Kentucky, and (iv) certain other properties and assets used by the Seller in connection with the foregoing (collectively, the “Kosmos Business”).

The purchase price (the “Purchase Price”) to be paid by the Company in the Acquisition is $665 million in cash, subject to a customary post-closing inventory adjustment. In addition, the Company will assume certain liabilities and obligations of the Seller relating to the Kosmos Business, including contractual obligations, reclamation obligations and various other liabilities and obligations arising out of or relating to the Kosmos Business after the closing of the Acquisition (the “Closing”). The Company expects to fund the payment of the Purchase Price and expenses incurred in connection with the Acquisition through the debt financing arrangements described below.

The Asset Purchase Agreement contains customary representations, warranties and covenants, as well as indemnification provisions subject to specified limitations. The indemnification provided by the Seller under the Asset Purchase Agreement covers both breaches of representations and warranties and liabilities retained by the Seller. The indemnification provided by the Company covers both breaches of representations and warranties and liabilities assumed by the Company. In the case of the indemnification provided by the Seller with respect to breaches of certain representations and warranties, the obligations of the Seller are subject to a deductible in an amount equal to $6.650 million and a cap on losses equal to $49.875 million. Such deductible and cap only apply to indemnification in respect of breaches of certain representations and warranties and do not apply to other indemnification obligations of the Seller, including obligations to indemnify in in respect of the liabilities retained by the Seller.

The completion of the Acquisition is subject to certain conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the respective representations and warranties of the parties being true and correct, subject to certain materiality exceptions, (iii) obtaining certain governmental and third party consents and (iv) the performance by the parties of their respective obligations under the Asset Purchase Agreement in all material respects. The obligations of the Company under the Asset Purchase Agreement are not conditioned upon the availability of financing for payment of the Purchase Price.

The Asset Purchase Agreement contains certain termination rights that could be exercised by the Company or the Seller. For example, either party may terminate the Asset Purchase Agreement if the Closing has not occurred by March 31, 2020 and the conditions to Closing have not been satisfied by such date, except that a party cannot terminate the Asset Purchase Agreement if the failure of the Closing to occur is due to the failure of such party to perform or comply with its covenants, agreements and conditions under the Purchase Agreement.

In addition, either party may terminate the Asset Purchase Agreement if the other party breaches any representations, warranties, covenants and other agreements that would cause the obligations of the non-breaching party not to be satisfied and such breach is not cured by March 31, 2020, except that a party cannot terminate the Asset Purchase Agreement if such party is then in material breach of any provision of the Asset Purchase Agreement.

Subject to satisfaction of the conditions described above and assuming the Asset Purchase Agreement is not terminated, the Acquisition is expected to close in the first quarter of 2020.

The Asset Purchase Agreement will provide investors with information regarding the terms and conditions of the transactions governed thereby, and the Company intends to file the Asset Purchase Agreement as an exhibit to the Company’s next Form 10-Q. The Asset Purchase Agreement is not intended to provide any other financial information about the Kosmos Business. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of that agreement and as of the dates specified therein; were made solely for the benefit of the parties to the agreement; may be subject to qualifications and limitations agreed upon by the parties; and may be subject to standards of materiality applicable to the contracting parties that differ from those that may be viewed as material to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

In connection with the execution of the Asset Purchase Agreement, the Company has entered into an engagement letter and commitment letter (collectively, the “Commitment Letter”), dated November 25, 2019, with JPMorgan Chase Bank, N.A. and Goldman Sachs Bank, USA (such financial institutions being referred to as the “Commitment Parties”). Pursuant to the Commitment Letter, the Commitment Parties have agreed to arrange, on a best efforts basis, a $665 million syndicated Term Loan Facility, with a committed 364-day Bridge Facility of an equal amount available on a “certain funds” basis should the syndication of the Term Loan Facility be unsuccessful, in either case for the purpose of funding the cash consideration for the Acquisition and the fees and expenses incurred in connection with the transactions contemplated by the Asset Purchase Agreement. In addition, the Commitment Parties have agreed to arrange, on a best efforts basis, an amendment to the Company’s existing Revolving Credit Facility, with a committed Backstop Facility available on a “certain funds” basis should the solicitation of the amendments be unsuccessful, in either case to allow for the consummation of the Acquisition on a “certain funds” basis and to make certain other changes. The financing commitments of the Commitment Parties expire five business days after March 31, 2020 and are subject to various customary conditions set forth in the Commitment Letter, including (i) the execution and delivery of the applicable credit agreements in accordance with the terms set forth in the Commitment Letter and (ii) the prior or substantially concurrent consummation of the Acquisition (without the waiver of any material condition).

Item 7.01.	Regulation FD Disclosure.

On November 26, 2019, the Company issued a press release announcing the execution of the Asset Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number		Description

99.1	—	Press Release dated November 26, 2019 issued by Eagle Materials Inc. (announcing the execution of the Asset Purchase Agreement).

104	—	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General
Counsel and Secretary

Date: November 26, 2019